UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

NewAmsterdam Pharma Company N.V.

(Exact name of Registrant as Specified in Its Charter)

The Netherlands	001-41562	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Goomieer 2-35
Naarden
The Netherlands		1411 DC
(Address of Principal Executive Offices)		(Zip Code)
+31 (0) 35 206 2971
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase ordinary shares	NAMSW	The Nasdaq Stock Market LLC

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2025, NewAmsterdam Pharma B.V. (the “Subsidiary”), a subsidiary of NewAmsterdam Pharma Company N.V. (the “Company”), entered into a Supply Agreement (the “Supply Agreement”) with A. Menarini International Licensing S.A. (“Menarini”), as contemplated by the License Agreement between Menarini and the Subsidiary dated June 23, 2022, as amended (the “License Agreement”). Under the terms of the Supply Agreement, the Subsidiary agreed to supply Menarini with obicetrapib monotherapy and obicetrapib and ezetimibe fixed-dose combination finished products in bulk tablet form (the “Drug Products”). The Subsidiary will initially be Menarini’s exclusive supplier of the Drug Products and fulfill purchase orders based on periodic volume forecasts that Menarini is required to provide, a portion of which will be binding. The price to be paid by Menarini will be based on a specified mark-up to the Subsidiary’s “cost of goods sold” for the supplied Drug Products as determined in accordance with the Supply Agreement, subject to periodic adjustments.

The Supply Agreement also provides that the parties will initiate a process to transfer manufacturing of the Drug Products to Menarini or to a designated third-party contract manufacturer. In connection with the manufacturing transfer, the Subsidiary granted Menarini a non-exclusive, non-transferable license under the Company’s patents and know-how to manufacture finished Drug Products.

The term of the Supply Agreement continues for the duration of the term of the License Agreement unless terminated earlier as set forth in Supply Agreement. The Subsidiary may terminate the Supply Agreement for convenience upon advance 120 days’ written notice to Menarini, provided that the effective date of such a termination must follow the earlier of (i) completion of the manufacturing transfer described above and (ii) two years after the initiation of such transfer. Either party may terminate the Supply Agreement for uncured material breaches of the Supply Agreement, if the other party becomes insolvent, or if a force majeure event continues for six months or longer.

The Supply Agreement also contains customary provisions relating to, among other things, delivery, acceptance procedures, quality, insurance, representations, warranties, and indemnification.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

Date:	August 15, 2025	By:	/s/ Michael Davidson
		Name:	Michael Davidson, M.D.
		Title:	Chief Executive Officer